Exhibit 5.1

HOGAN & HARTSON L.L.P.

555 13th Street, N.W.

Washington, D.C. 20004

December 30, 2005

Board of Directors

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, D.C. 20002

Ladies and Gentlemen:

We are acting as counsel to XM Satellite Radio Holdings Inc., a Delaware corporation (the “Company”), XM Satellite Radio Inc., a Delaware corporation (“XM”) and XM Equipment Leasing LLC, a Delaware limited liability company (“XMEL”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under Rule 462(e) of the Securities Act of 1933 relating to the proposed public offering of: one or more series of senior or subordinated debt securities (the “Debt Securities”) of the Company or XM and guarantees of Debt Securities that may be issued by the Company, XM or XMEL (the “Guarantees”); shares of Class A common stock, par value $.01 per share (the “Class A Common Stock”); shares of preferred stock (the “Preferred Stock”); Preferred Stock represented by depositary receipts (the “Depositary Shares”); warrants to purchase Debt Securities, Class A Common Stock, Preferred Stock or Depositary Shares (the “Warrants”); rights to purchase Class A Common Stock (the “Rights”); units representing an interest in one or more securities of the Company, XM or third parties, in any combination (the “Units”).

The Debt Securities, Class A Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights and Units are herein referred to as “Securities”. The Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”), and as set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement.

2.	The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on August 24, 2005, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Company Certificate”).

3.	The Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Company Bylaws”).

4.	The Restated Certificate of Incorporation of XM, as certified by the Secretary of State of the State of Delaware on December 29, 2005, and as certified by the Secretary of XM on the date hereof as being complete, accurate and in effect (the “XM Certificate”).

5.	The Restated Bylaws of XM, as certified by the Secretary of XM on the date hereof as being complete, accurate and in effect (the “XM Bylaws”).

Board of Directors

XM Satellite Radio Holdings Inc.

December 30, 2005

6.	The Certificate of Formation of XMEL, as certified by the Secretary of State of the State of Delaware on December 29, 2005, and as certified by the Secretary of XMEL on the date hereof as being complete, accurate and in effect (the “XMEL Certificate”).

7.	The Limited Liability Company Agreement of XMEL, as certified by the Secretary of XMEL on the date hereof as being complete, accurate and in effect (the “XMEL Operating Agreement”).

8.	The forms of Senior Debt Securities Indenture and Subordinated Debt Securities Indenture between the Company and The Bank of New York (the “Trustee”), filed as Exhibits 4.36 and 4.37 to the Registration Statement (the “Company Indentures”).

9.	The forms of Senior Debt Securities Indenture and Subordinated Debt Securities Indenture between XM and the Trustee, filed as Exhibits 4.38 and 4.39 to the Registration Statement (the “XM Indentures” and together with the Company Indentures, the “Indentures”).

10.	Resolutions of the Board of Directors of each of the Company, XM and XMEL adopted on December 16, 2005, as certified by the Secretary of each of the Company, XM and XMEL on the date hereof as being complete, accurate and in effect, relating to the filing by the Company, XM and XMEL of the Registration Statement and other related matters (the “Resolutions”).

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) at the time of offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (ii) the Company will remain a Delaware corporation; (iii) the issuance, sale, amount and terms of any Securities of the Company, XM or XMEL to be offered from time to time will have been duly authorized and established by proper action of the boards of directors or managers of the Company, XM and XMEL or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Resolutions, the Company Certificate, XM Certificate, the XMEL Certificate, the Company Bylaws, the XM Bylaws and the XMEL Operating Agreement and applicable Delaware law and, as applicable, applicable New York law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company, XM or XMEL or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (iv) any Debt Securities will be issued pursuant to one of the Indentures and an officers’ certificate, a supplemental indenture or board resolution properly establishing such Debt Securities, for which the governing law will be the laws of the State of New York; (v) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent, for which the governing law should be the laws of the State of New York; (vi) prior to any issuance of Preferred Stock or Depositary Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Delaware; (vii) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary, for which the governing law should be the laws of the State of New York; (viii) any Rights will be issued under one or more rights agreements, each to be between the Company and a financial institution identified therein as rights agent, for which the governing law should be the laws of the State of New York; and (ix) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution identified therein as unit agent, for which the governing law should be the laws of the State of New York.

Board of Directors

XM Satellite Radio Holdings Inc.

December 30, 2005

To the extent that the obligations of the Company, XM or XMEL with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under an indenture for any Debt Securities, under the warrant agreement for any Warrants, under the rights agreement for any Rights, under the deposit agreement for any Depositary Shares and under the unit agreement for any Units, namely, the Trustee, the warrant agent, the rights agent, the depositary or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, rights agreement, deposit agreement or unit agreement, as applicable; that such Indenture, warrant agreement, rights agreement, deposit agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Indenture, warrant agreement, rights agreement, deposit agreement or unit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, rights agreement, deposit agreement or unit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (c), (d), and (f), the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (a), (b), (e), (g) and (h), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” and “the laws of the State of New York” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution or New York Constitution, as applicable, and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Debt Securities of the Company (including any Debt Securities duly issued upon the exercise of Warrants) and the Guarantees of XM or XMEL, if applicable, upon (i) due execution and delivery of the Indenture relating thereto on behalf of the Company, XM, XMEL and the Trustee, (ii) final Board Action authorizing the issuance of a series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the applicable Indenture, (iii) due authentication by the Trustee, (iv) due execution, issuance and delivery of such Debt Securities and Guarantees, if applicable, against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s Board of Directors and otherwise in accordance with the applicable indenture and any applicable supplemental indenture and such agreement, and (v) in the case of any Debt Securities to be issued under any Warrants, upon due exercise of and payment of the exercise price specified in such Warrants, will constitute valid and binding obligations of the Company and, if applicable, XM and XMEL.

(b) The Debt Securities of XM and the Guarantees of the Company or XMEL, if applicable, upon (i) due execution and delivery of the Indenture relating thereto on behalf of XM, the Company, XMEL and the Trustee, (ii) final Board Action authorizing the issuance of a series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the applicable Indenture, (iii) due authentication by the Trustee, (iv) due execution, issuance and delivery of such Debt Securities and Guarantees, if applicable, against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by XM’s Board of Directors and otherwise in accordance with the applicable indenture and any applicable supplemental indenture and such agreement, and (v) in the case of any Debt Securities to be issued under any Warrants, upon due exercise of and payment of the exercise price specified in such Warrants, will constitute valid and binding obligations of XM, the Company and, if applicable, XMEL.

(c) The Preferred Stock (including any Preferred Stock represented by Depositary Shares or that are duly issued upon the exercise of Preferred Stock Warrants), upon (i) final Board Action authorizing and establishing a series of the Preferred Stock in accordance with the terms of the Company Certificate, the Company Bylaws and

Board of Directors

XM Satellite Radio Holdings Inc.

December 30, 2005

applicable law and authorizing issuance of such shares of Preferred Stock, (ii) filing of an appropriate certificate of designation with respect to such Preferred Stock, (iii) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s Board of Directors, and (iv) in the case of any Preferred Stock to be issued under any Warrants, upon due exercise of any payment of the exercise price specified in such Warrants, will be validly issued, fully paid and nonassessable.

(d) The Class A Common Stock (including any Class A Common Stock duly issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Class A Common Stock or upon the exercise of Warrants) upon (i) final Board Action authorizing issuance of such shares of Class A Common Stock, (ii) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s Board of Directors, (iii) in the case of any Class A Common Stock to be issued under any Warrants, upon due exercise of any payment of the exercise price specified in such Warrants, and (iv) in the case of any Class A Common Stock to be issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Class A Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, will be validly issued, fully paid and nonassessable.

(e) The Warrants, upon (i) final Board Action authorizing execution and delivery of a warrant agreement, (ii) due execution and delivery of a warrant agreement on behalf of the Company and the warrant agent named therein, (iii) due execution, countersignature, issuance and delivery of the Warrants against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s Board of Directors and otherwise in accordance with the warrant agreement and such agreement, will constitute valid and binding obligations of the Company.

(f) The depositary receipts evidencing the Depositary Shares, upon (i) final Board Action authorizing execution and delivery of a deposit agreement, (ii) due execution and delivery of a deposit agreement on behalf of the Company and the depositary named therein, (iii) due execution, countersignature, issuance and delivery against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto and (iv) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s Board of Directors and otherwise in accordance with the deposit agreement and such agreement, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(g) The Rights, upon (i) final Board Action authorizing execution and delivery of a rights agreement, (ii) due execution and delivery of a rights agreement on behalf of the Company and the rights agent named therein, (iii) upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company in accordance with the rights agreement relating thereto, and (iv) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s Board of Directors and otherwise in accordance with the rights agreement and such agreement, will constitute valid and binding obligations of the Company.

(h) The Units, upon (i) final Board Action authorizing execution and delivery of a unit agreement, (ii) due execution and delivery of a unit agreement on behalf of the Company and the unit agent named therein, (iii) due execution, countersignature, issuance and delivery of such Units and the underlying Securities that are components of the Units in accordance with the applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), certificate of designations (in the case of underlying Preferred Stock), deposit agreement (in the case of underlying Depositary Shares), warrant agreement (in the case of underlying Warrants) or rights agreement (in the case of underlying Rights), (iv) due authorization of the underlying Securities that are components of such Units and (iv) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s Board of Directors and otherwise in accordance with the unit agreement and such agreement, will constitute valid and binding obligations of the Company.

Board of Directors

XM Satellite Radio Holdings Inc.

December 30, 2005

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.